UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2021

TC BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	333-254212	86-2650449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

131 South Dawson Street

Thomasville, Georgia 31792

(Address of principal executive offices)

(229) 226-3221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On July 19, 2021, TC Bancshares, Inc., a Georgia corporation (the “Company”) and the proposed holding company for TC Federal Bank (the “Bank”), issued a press release announcing that the Company and the Bank have received all regulatory approvals in connection with the pending conversion of the Bank from the mutual to stock form of organization, and intends to close the conversion and the related stock offering of the Company on July 20, 2021. The press release also announced that the Company intends to sell 4,898,350 shares of common stock at $10.00 per share in the subscription offering for gross offering proceeds of approximately $48,983,500.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 19, 2021

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2021	TC BANCSHARES, INC.

	By:	/s/ Linda Palmer
Linda Palmer
Chief Financial Officer